Exhibit 99.1

Marrone Bio Innovations Issues Shareholder Letter

Announces Preliminary Fourth Quarter and Fiscal Year 2021 Financial Results

RALEIGH, N.C., January 18, 2022 — Marrone Bio Innovations, Inc. (NASDAQ: MBII), an international leader in providing growers with sustainable bioprotection and plant health solutions to support global agricultural needs, today released an update letter to shareholders from Chief Executive Officer Kevin Helash announcing preliminary financial results for the fourth quarter and fiscal year ended December 31, 2021.

Dear Shareholders,

As we begin 2022, I’d like to provide you with a brief update on how we completed 2021, plus a high-level view of the upcoming season in the Northern Hemisphere. Despite external headwinds associated with weather and COVID-related market disruptions in the first half of the year, 2021 ended on a strong note.

I am pleased to report that fourth quarter 2021 revenues are estimated to reflect growth in the mid-30% range, as compared with fourth quarter 2020 revenues. For the second half of 2021, revenues are estimated to have increased 20+% when compared with revenues in the second half of 2020. On a full year basis, we estimate revenue growth in the low double-digit to mid-teens range for 2021 as compared with 2020, in line with our forecast.

We made positive headway on a number of other key financial metrics in 2021. We expect that annual gross margins for 2021 will be on track with our target of the upper 50% range, and full-year operating expenses will be relatively flat when compared with those in the prior year. Collectively, these results are expected to contribute to improvements in Adjusted EBITDA and cash from operations – two key measures of long-term value creation. We benefited from the continuing support of warrant holders, who exercised the fifth and final tranche of their warrants in December to help fulfill our long-term investment needs. Overall, we remain in a healthy financial position to execute on our strategy. We will provide further detail on the fourth quarter and the full-year results, plus the financial outlook for 2022, when we report earnings in March.

We were encouraged by orders placed in the latter part of the quarter, an important indicator of our customers’ plans for the first half of 2022. Our seed treatment solutions were in high demand, especially in Europe for Takla™ – our newly launched bio-nutritional product – and in the United States for BIOSt® Bionematicide – a seed treatment for soybeans and corn. Distributor orders in the Americas also were particularly strong for our crop protection products Regalia® Biofungicide, Venerate® XC Bioinsecticide and Grandevo® WDG Bioinsecticide in specialty crops, and for Pacesetter®, our recently launched crop health solution for row crops.

We made major strides in advancing key products in our rich research and development (R&D) pipeline. As announced previously, we have submitted MBI-306 – our second-generation bioinsecticide/bionematicide – for regulatory approval in the United States. We anticipate this product will deliver peak potential revenue of approximately $100 million per year, with a product launch targeted for 2023/2024. Additionally, MBI-206 bionematicide has been submitted to Brazilian regulatory authorities for approval for use in soil and seed treatments.

We also recently announced our acquisition of exclusive rights to high-performing strains of a microorganism with a novel mode of action that we believe will accelerate the advancement of our bioherbicide, MBI-006. This breakthrough product has the potential to give growers a new, more sustainable option for controlling grassy and broadleaf weeds – and is particularly important for weeds that have developed resistance to conventional herbicides – with a compelling return on investment versus conventional products. We believe our suite of alternative solutions to weed control will allow us to make a competitive entry into the $27 billion global herbicide market.

To close, we are optimistic about the upcoming spring season in the Northern Hemisphere. The western United States has received much needed rain and snow, which is positive for our specialty crop customers. Strong commodity prices in the major row crops have boosted grower income, and our sustainable, cost-effective options are highly attractive in this environment. This is true not only in the United States, but also in Europe and Latin America, where our work to establish a meaningful presence is poised to deliver in 2022.

I am particularly grateful for the dedication of our employees as we addressed the numerous challenges of 2021 and emerged well positioned to deliver long-term future success. On behalf of everyone at Marrone Bio, our thanks for your continued support of our company and of our commitment to bringing breakthrough sustainable agricultural solutions to growers around the world. We remain confident that, going forward, MBI is well positioned to outpace our peers in the ag biological industry.

All the best,

Kevin Helash

Chief Executive Officer

The anticipated results discussed in this press release are based on management’s preliminary, unaudited analysis of financial results for the three months and year ended December 31, 2021. As of the date of this press release, the company has not completed its financial statement reporting process for the three months and year ended December 31, 2021, and the company’s independent registered accounting firm has not audited the preliminary financial data discussed in this press release. During the course of the company’s quarter- and year-end closing procedures and review process, the company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary operating results. The company expects to report complete fourth quarter and full year 2021 financial results in March 2022.

BIOSt is a registered trademark of Albaugh LLC.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, product development, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Examples of such statements include estimates and expectations of management with respect to the company’s fourth quarter and full year 2021 financial results; financial guidance and other statements regarding the company’s expected future revenue growth, margins, operating expenses, and other financial results; statements regarding anticipated regulatory approvals for, demand for, adoption of, benefits of, adoption of and revenues from the company’s products; and statements regarding anticipated market trends, including with respect to weather, commodity prices and addressable market sizes. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including changes resulting from the company’s finalization of its financial statements for and as of the period and year ended December 31, 2021, information or new changes in facts or circumstances that may occur prior to the filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2021 that are required to be included in such report, the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory, weather and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse actions by distributors, manufacturers, regulatory agencies and other relevant third parties. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Clyde Montevirgen

Vice President of Business Development & Investor Relations

Telephone: 530-750-2800

info@marronebio.com